Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2007, which appears on page F-2 of the annual report on Form 10-K of China Security & Surveillance Technology, Inc. and subsidiaries for the years ended December 31, 2006, and December 31, 2005 and to the reference to our Firm under the caption "Experts" in the Prospectus.

GHP HORWATH, P.C.

Denver, Colorado
November 30, 2007